EXHIBIT 99.1

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Courtney Lis	Charles Messman / Todd Kehrli
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RAINDANCE LAUNCHES NEW ONLINE EVENT MANAGEMENT SERVICES TO MEET
CUSTOMERS’ DESIRE TO OUTSOURCE MULTIMEDIA MEETINGS, EVENTS AND SEMINARS
Peter Holst Named President and Chief Operating Officer Overseeing all Raindance Sales,
Service and Support Offerings
LOUISVILLE, CO., January 3, 2006 — Raindance Communications®, Inc. (NASDAQ: RNDC), today announced plans to expand and reorganize sales, service and support offerings anticipated to accelerate revenue growth in the multimedia event market. The new event management and support services include pre-event planning, event execution and post-event activities all targeted at delivering a seamless, end-to-end, event management solution to current and prospective customers.
“With the recent releases of Raindance Seminar Edition, Raindance Player, the light version of our software client, as well as the upcoming addition of webcasting to our product line, Raindance is ideally positioned to support multimedia events for our customers,” stated Don Detampel, Raindance’s CEO. “This robust product suite coupled with the service and support initiatives that we are announcing today will create a unique, full service solution for customers who require flawless execution of large, multimedia events.”
Frost & Sullivan is projecting the total web conferencing market to grow from $705 million in 2005 to $3,085 million in 2011, representing a compound annual growth rate in excess of 27%. Over 50% of this market growth is expected to come from multimedia events or seminars.
A key component of Raindance’s expanded multimedia event offerings is the reorganization and expansion of its customer service and support functions to provide the customer a one-stop, full service multimedia event solution. Peter Holst has been promoted to the newly created position of President and Chief Operating Officer to lead the restructuring. Holst brings fifteen years of business development and management experience to the position, as well as six years of experience working in an executive business development role at Raindance. “A strong focus on the specialized needs and requirements of our customers is essential for success in the multimedia event market,” said Holst. “We see a clear customer trend towards out-sourcing the planning and execution of multimedia events. Our new services will add incremental value to our current portfolio of solutions, while allowing our customers the flexibility to pick and choose event support and management that meets their individual needs.”
Holst will have complete operational responsibility for sales, engineering, marketing, account management, client services, professional services and operations under the new organizational structure. Holst will report directly to Raindance CEO Don Detampel. As part of this restructuring, Randy Atherton, Raindance’s current Executive Vice President of Sales and Marketing, will be leaving the Company.

About Raindance Communications
Raindance Communications, Inc. (NASDAQ: RNDC), the leader in integrated multimedia conferencing services and support, brings an entirely new level of simplicity and interaction to remote meetings and events. Its suite of best-in-class services, Raindance Seminar Edition and Raindance Meeting Edition, redefine the everyday meeting experience. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements, including expectations regarding accelerated revenue growth or implications of growth at web conferencing market rates from organizational changes, future company and service performance, market acceptance and customer adoption and increased use of our services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include employee retention, the failure or interruptions in the software, systems or network underlying Raindance’s services, competition from presently existing and new competitors, price pressure, and difficulties adopting new customers and increasing customer usage our services. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in Raindance Communications’ filings with the Securities and Exchange Commission. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. Raindance Communications assumes no obligation to update the forward-looking statements included in this document.
Raindance, Raindance Communications, SwitchTower and OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.